Exhibit 10.6

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of February 8, 2016 (this “Agreement”), is entered into by and among TRIPBORN, INC., a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”), as such Schedule I may be amended in accordance with Section 7 hereof.

RECITALS

A.           On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto.

B.           Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      The Notes.

(a)           Issuance of Notes.  Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto.  The obligations of the Investors to purchase Notes are several and not joint.

(b)           Delivery. The sale and purchase of the Notes shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine (the “Closing Date”).  At the Closing, the Company will deliver to each Investor the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price (set forth on Schedule I hereto (the “Purchase Price”).  The Company may conduct one or more additional closings (each, an “Additional Closing”) to be held at such place and time as the Company and the Investors participating in such Additional Closing may determine (each, an “Additional Closing Date”).  At each Additional Closing, the Company will deliver to each of the Investors participating in such Additional Closing the Note to be purchased by such Investor, against receipt by the Company of the corresponding Purchase Price.  Each of the Notes will be registered in such Investor’s name in the Company’s records.

(c)           Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes.

(d)           Payments. The Company will make all cash payments due under the Notes in immediately available funds by 5:00 p.m. eastern time on the date such payment is due at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

2.      Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a)           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted.  The Company is duly qualified and is authorized to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company.

(b)           Power and Authority; Due Authorization.  The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents and to carry out and perform its obligations thereunder.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Transaction Documents and the execution, delivery and performance of all obligations of the Company under the Transaction Documents, including the issuance and delivery of the Notes and the reservation of the equity securities issuable upon conversion of the Notes (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities.  The Transaction Documents constitute the valid and binding obligation of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  The Conversion Securities, when issued in compliance with the provisions of the Transaction Documents, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(c)           Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of the Transaction Documents, the offer, sale or issuance of the Notes and the Conversion Securities issuable upon conversion of the Notes or the consummation of any other transaction contemplated hereby or thereby shall have been obtained and will be effective at such time as required by such governmental authority.

(d)           Compliance with Laws.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.

(e)           Use of Proceeds.  The Company shall use the proceeds of sale and issuance of the Notes for the operations of its business, and not for any personal, family or household purpose.

3.      Representations and Warranties of Investors. Each Investor, for that Investor severally (and not jointly with any other Investor), represents and warrants to the Company upon the acquisition of a Note as follows:

(a)           Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the other Transaction Documents to which such Investor is a party constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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(b)           Securities Law Compliance. Such Investor has been advised that the Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor understands that no federal or state agency, including the Securities and Exchange Commission and the securities commissions or authorities of any states, has reviewed the Company’s offering of the Notes nor has any such agency passed upon the merits of the offering of the Notes.  Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes (except as set forth in Section 7 hereof) or the underlying securities. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. The residency of the Investor (or, in the case of a partnership, limited liability company or corporation, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on Schedule I hereto.

(c)           Accredited Investor Status.  Such Investor is an accredited investor as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act for one of the reasons listed in 3(c)(i) through (iv) below.

(i)           Such Investor is a natural person whose individual net worth, or joint net worth with that person’s spouse at the time of his/her purchase, in either case excluding the value of their primary residence, exceeds $1,000,000.

(ii)           Such Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects the same or greater income level in the current year.

(iii)           Such Investor is a corporation or limited liability company not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000.

(iv)           Such Investor is an entity in which all of the equity owners are accredited investors.

(d)           Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes.

(e)           Foreign Investors.   If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, conversion, sale, or transfer of the Notes. Such Investor’s subscription and payment for and continued beneficial ownership of the Notes will not violate any applicable securities or other laws of such Investor’s jurisdiction.

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4.      Conditions to Closing of the Investors. Each Investor’s obligation at the Closing is subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Investor:

(a)           Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b)           Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)           Transaction Documents. The Company shall have duly executed and delivered to the Investors this Agreement and each Note issued hereunder.

5.      Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)           Representations and Warranties. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)           Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)           Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in Section 1(b) hereof.

6.      Additional Closings. On or prior to the applicable Additional Closing Date, the Company shall have duly executed and delivered to the Investors participating in such Additional Closing each Note to be issued at such Additional Closing and shall have delivered to such Investors fully executed copies, if applicable, of all documents delivered to the Investors participating in the initial Closing.  Each Investor shall have executed and delivered this Agreement, and shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in Section 1(b) hereof.

7.      Registration Rights.  The Note Shares shall have certain registration rights, as more fully descried in Section 8 of the form of Note attached as Exhibit A hereto.

8.      Miscellaneous

(a)           Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Investors; provided however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the affected Investor’s written consent, or (ii) reduce the rate of interest of any Note without the affected Investor’s written consent unless in the case of (i) or (ii) all Notes are similarly amended in a proportionate manner.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.  Notwithstanding the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with Additional Closings without the consent of any other Investor, by delivery to the Company of a counterparty signature page to this Agreement together with a supplement to Schedule I hereto.  Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Investor” for all purposes hereunder and Schedule I shall be updated to reflect the addition of such Investor.

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(b)           Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(c)           Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)           Successors and Assigns. Subject to the restrictions on transfer described in Sections 8(e) and 8(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)           Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s principal executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f)           Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

(g)           Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as follows: (i) if to an Investor, at such Investor’s address, email address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address, email address or facsimile number as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address, email address or facsimile number set forth on the signature page to this Agreement, or at such other address, email address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email or facsimile, or (iv) five days after being deposited in the U.S. mail, first class with postage prepaid.

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(i)           Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or electronic copies (in .PDF or other similar electronic format) of signed signature pages will be deemed binding originals.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

COMPANY:

TRIPBORN, INC.
a Delaware corporation

By:	/s/ Deepak Sharma
Deepak Sharma
President

Address:

812, Venus Atlantis Corporate Park, Nr. Prahalad Nagar Garden, Satellite City, Ahmedabad

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

DEVASHREE INVESTMENT INC.

By:	/s/ Prakash. Patel
Name:	Prakash Patel
Title:	President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

TITHI INVESTMENT INC.

By:	/s/ Pratyushkumar Patel
Name:	Pratyushkumar Patel
Title:	President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

PARTH SYSTEMS INC.

By:	/s/ Kiren H. Patel
Name:	Kiren H. Patel
Title:	President

SCHEDULE I

SCHEDULE OF INVESTORS

Name and Address	Note Amount
DEVASHREE INVESTMENT INC. 149 Tiffany Lane Battle Creek, MI 49015	$100,000
TITHI INVESTMENT INC. 2001 Shirley Drive Jackson, MI 49202	$150,000
PARTH SYSTEMS INC. 2500 Wrangle Hill Road Entrance B Suite 129 Bear, DE 19702	$100,000
PARTH SYSTEMS INC. 2500 Wrangle Hill Road Entrance B Suite 129 Bear, DE 19702	$150,000

Exhibit A

[FORM OF CONVERTIBLE NOTE]

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE INVESTOR SATISFACTORY TO THE COMPANY  THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$[_______________]	[__________ __], 2016

For value received TripBorn, Inc., a Delaware corporation (the “Company”), promises to pay to [__________], a [_______], or its registered assigns (“Investor”) the principal sum of $[________________] together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below. This Note (defined below) is one of the “Notes” issued pursuant to the Note Purchase Agreement (as defined below).
9.           Repayment.  All payments of interest and principal shall be in lawful money of the United States of America and shall be applied first to accrued interest, and thereafter to principal.  The outstanding principal amount of this Note shall be due and payable on ________ __, 2019 (the “Maturity Date”).

10.           Interest Rate.  The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full.  Interest shall accrue at a rate of 6% per annum (or, if less, the maximum rate permissible by law), compounded annually and shall accrue daily beginning on the date of issuance of this note (this “Note”).  Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

11.           Automatic Conversion; Conversion on Sale of the Company.

(a)           In the event that the Company issues and sells shares of its Common Stock to investors (the “Equity Investors”) on or before the date of the repayment in full of this Note in connection with an underwritten public offering under the Securities Act in conjunction with a listing on a national securities exchange (including the conversion of the Notes and other debt) (an “Uplist Transaction”), then the outstanding principal balance of this Note shall automatically convert in whole, without any further action by the Investor, into [_____] shares of Common Stock (the “Note Shares”).  Any unpaid accrued interest on this Note shall be payable in cash upon the consummation of the Uplist Transaction.

(b)           In the event that an Uplist Transaction is not consummated prior to the Maturity Date, then, the Investor shall elect (by written notice within five (5) days prior to the Maturity Date), that the outstanding principal balance on this Note (i) shall become fully due and payable effective on the Maturity Date or (ii) shall convert into the Note Shares.  Any unpaid accrued interest on this Note at the Maturity Date shall be payable in cash on the Maturity Date.

(c)           In the event that the Company anticipates a Sale of the Company prior to the Maturity Date, the Company will give the Investor at least twenty (20) days prior written notice of the closing date of such Sale of the Company.  In such event, the Investor shall elect (by written notice at least five (5) days prior to the closing date of the Sale of the Company) that, effective immediately prior to the closing of such Sale of the Company, the entire outstanding principal balance on this Note (i) shall become fully due and payable effective immediately prior to the Sale of the Company or (ii) shall convert into the Note Shares.  Any unpaid accrued interest on this Note shall be payable in cash effective immediately prior to the Sale of the Company.

12.           Definitions.  As used in this Note, the following capitalized terms have the following meanings:

i.           “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

ii.           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

iii.          “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

iv.          “Investors” shall mean the investors that have purchased Notes.

v.           “Majority in Interest of Investors” shall mean persons holding more than 50% of the aggregate outstanding principal amount of convertible promissory notes substantially identical to this Note in all material respects, provided that convertible promissory notes held by a Majority in Interest of Investors may differ in the following respects: (i) the Date of Note, (ii) the Note Principal Amount, (iii) the Maturity Date and (iv) the Investor.

vi.          “Note Purchase Agreement” shall mean the Note Purchase Agreement (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Note Purchase Agreement) party thereto.

vii.         “Notes” shall mean the convertible promissory notes issued by the Company pursuant to the Note Purchase Agreement.

viii.        “Sale of the Company” shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; provided, however, that a Sale of the Company shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

ix.           “Securities Act” shall mean the Securities Act of 1933, as amended.

x.           “Transaction Documents” shall mean this Note, each of the other Notes and the Note Purchase Agreement.

13.           Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Investor in enforcing and collecting this Note.

14.           Prepayment.  The Company may not prepay this Note prior to the Maturity Date without the consent of the Majority of Interest of the Investors.

15.           Default.  The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)           The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)           The Company fails to deliver the Note Shares within fifteen (15) days after the applicable date that the outstanding principal balance on this Note converts into the Note Shares;

(c)           The Company shall default in its performance of any covenant under this Note;

(d)           The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(e)           An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

If there shall be any Event of Default pursuant to Section 7(a) (b) or (c), at the option and upon the declaration of the Investor and upon written notice to the Company, this Note shall accelerate and all principal and unpaid accrued interest on this Note shall become immediately due and payable.   If there shall be any Event of Default pursuant to Section 7(a) (b) or (c), this Note shall automatically accelerate and all principal and unpaid accrued interest on this Note shall become immediately due and payable without any further action by the Investor.
16.           Registration Rights. If, on the first day following the one (1) year anniversary of the Closing Date (as defined in the Note Purchase Agreement) (such date, the “Registration Date”), any Note Shares are not then tradeable under Rule 144 under the Securities Act or otherwise, the Majority in Interest of Investors, may, on behalf of each Investor, within the thirty (30) day period following the Registration Date, deliver to the Company a written request for registration under the Securities Act of all or any portion of the Note Shares, which request shall specify the aggregate number of Note Shares proposed to be sold (the “Demand Request”), and the Company shall use its commercially reasonable efforts to file a registration statement under the Securities Act within 45 days of receipt of such Demand Request covering the registration of the Note Shares specified in such Demand Request (a “Demand Registration”). The Company shall use its commercially reasonable efforts to have the Demand Registration declared effective by the U.S. Securities and Exchange Commission (the “SEC”) within sixty (60) days of the filing of the Demand Registration with the SEC. Notwithstanding anything in this Section 8 to the contrary, the Investors shall be entitled to only one (1) such Demand Registration.  The costs, fees and expenses associated with such Demand Registration will be borne by the Company. Notwithstanding the foregoing obligations, if the Company furnishes to the Investors a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred eighty (180) days after such Demand Request is given; provided that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred eighty (180) day period.

17.           Assignment.

(a)      Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

xi.      Subject to the restrictions on transfer described in this Section 9, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

xii.     With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification under any federal or state law then in effect. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 9 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered investor hereof as the owner and investor of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

xiii.    Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

18.           Modification; Waiver.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent unless in the case of (i) or (ii) all Notes are similarly amended in a proportionate manner.  Any amendment effected in accordance with this Section 10 shall be binding upon Investor regardless of whether Investor consented to such amendment.

19.           Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email or facsimile, or (v) five days after being deposited in the U.S. mail, first class with postage prepaid.

20.           Pari Passu Notes.  Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes.  In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors holding all of the other Notes, then Investor shall hold in trust all such excess payments for the benefit of the Investors holding the other Notes and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

21.           Payment.  Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

22.           Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

23.           Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

24.           Waiver of Jury Trial; Judicial Reference.  BY ACCEPTANCE OF THIS NOTE, INVESTOR HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS.

25.           Counterparts. This Note may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or electronic copies (in .PDF or other similar electronic format) of signed signature pages will be deemed binding originals.

26.           Governing Law.  This Note shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles.

[signature page follows]

The Company has caused this Note to be issued as of the date first written above.

TripBorn, Inc.

a Delaware corporation

By:
Name:	Deepak Sharma
Title	President